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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest event Reported): August 3, 2000


                           PANAGRA INTERNATIONAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       New York                            0-30183                  13-4025362
------------------------            ----------------------     -----------------
(State or other jurisdiction       (Commission File Number)      (IRS Employer
of incorporation or organization)                                   ID Number)


                     515 Madison Avenue, New York, NY 10022
                     --------------------------------------
                    (Address of principal executive offices)

                                 (212) 829-0905
                                 --------------
                         (Registrant's Telephone Number)

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Item 4. Change in Registrant's certifying accountant.

        On August 3, 2000, Panagra International Corp. (the "Company") engaged the accounting firm of Livingston Wachtell & Co. LLP ("Livingston") as its independent public accountants to review the Company's interim financial statements beginning with fiscal quarter ended June 30, 2000, and to audit the Company's financial statements beginning with fiscal year ending December 31, 2000, and to review our previously filed financial statements for the quarter ended March 31, 2000. The appointment of new independent public accountants was approved by the Company's Board of Directors. We amicably concluded our relationship with our former independent public accountants, Nelson Mayoka & Company, P.C. ("NMC") effective with the appointment of Livingston.

        Prior to the appointment of Livingston, the company did not consult with Livingston on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        There were no disagreements with NCM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused NMC to make references in their report to such disagreements.

        NMC's reports on the Company's financial statements have contained no adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles.

        We have provided NMC with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and exchange Commission (the "Commission") stating whether they agree with the above statements. (A copy of the letter addressed to the Commission is filed as Exhibit 1.0 to this report on Form 8-K.)

Item 7. Financial Statements and Exhibits

Exhibit 1.0 Letter from Nelson Mayoka & Company P.C. dated August 8, 2000 regarding 8-K disclosure.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Panagra International Corporation



Date: August 8, 2000                By: /s/ Elie Saltoun
                                        ----------------
                                        Elie Saltoun, Chief Executive Officer